FOR IMMEDIATE RELEASE                                             EXHIBIT 99.2
Monday, April 27, 1998

                       UNION PACIFIC RESOURCES GROUP INC.
                    ANNOUNCES DETAILS OF DELEVERAGING PROGRAM

FORT WORTH, Texas, April 27 -- Union Pacific Resources Group Inc. (NYSE - UPR) today announced additional details regarding the producing properties the Company will sell in accordance with its previously announced deleveraging program. The goal of the plan is to raise at least $600 million from producing property sales by the end of the year. The properties are located in Canada, the United States and international locations outside of North America. A table detailing the properties included in the deleveraging program is attached.

The United States and international properties are organized into nine bid packages and will be made available in two phases. The first phase will include properties located in the Gulf of Mexico, South Louisiana, South Texas and East Texas. The executive summaries for these packages will be available to prospective buyers by June 1, 1998 with closings anticipated by October 1, 1998. The second phase of the program will include properties located in the Rocky Mountains, Argentina, Egypt and Australia. Executive summaries will be made available to prospective buyers by July 1, 1998 with closings anticipated by October 30, 1998.

The sale of the international properties (non-Canadian) as well as those in the United States will be managed internally by UPR. A complete list of these properties, along with additional information and maps, is available at UPR's internet deal room at Petroleum Exchange's website at www.petroleumx.com. Prospective buyers who visit the website will have the opportunity to electronically provide contact information and areas of interest to the UPR mailing list. For interested parties without internet access, please send expressions of interest to UPR via fax at 817-877-6093. Prospective buyers who would like additional information concerning the United States and international properties should contact Marty Searcy at 817-877-6710 or Joe Carroll at 817-877-7718.

The sale of Canadian properties, which will be offered as several discrete property packages, will be handled by Waterous Securities, Inc. located in Calgary, Alberta, Canada. Specific details about the Canadian properties may be obtained from Adam Waterous or Doug De Filippi at 403-265-8077 or by visiting Waterous' website at www.waterous.com. Explanatory letters and introductory materials will be sent to prospective buyers of the Canadian properties on May 6, 1998 and data rooms will be available beginning in mid-May. Initial bids will be expected around June 15 and closing is anticipated by early September.

UPR also announced on April 20, 1998 that it will consider the monetization of its gathering, processing and marketing business (GPM) as part of the deleveraging program. For information regarding this project, please contact Dick Eales at 817-877-7588 or Don Niemiec at 817-255-6932. An informational memorandum on the GPM business will be available in early June 1998.




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Union Pacific Resources is one of the nation's largest independent oil and gas exploration and production companies. Based in Fort Worth, Texas, UPR has been the #1 domestic driller for the past 6 years and is the #1 gas producer in the state of Texas.

UNITED STATES AND INTERNATIONAL PROPERTIES

PHASE 1

                                        Major
   Package 1 - Offshore                Product     Comments
   Field
   Eugene Island Blk 297                 Gas      Non-operated
   Eugene Island Blk 74                  Gas      Non-operated
   High Island A-340                     Gas      Non-operated
   High Island A-355                     Gas      Non-operated
   High Island A-545                     Gas      Non-operated
   High Island A-441                     Gas      Operated
   S. Marsh Island Blk 17                Gas      Operated
   Galveston Blk 333                     Gas      Non-operated
   Matagorda Island Blk 587              Gas      Non-operated

   Package 2 - South Louisiana
   Field
   Bastian Bay                           Gas      Operated
   Four League Bay                       Gas      Operated
   King's Bayou                          Gas      Operated and non-operated
   East Atchafalaya Field                Gas      Operated
   Delta Duck Club                       Gas      Operated
   Coquille Bay                          Gas      Operated
   West Lake Verret                      Gas      Operated and non-operated
   West Black Bay                        Gas      Operated
   Gillis English Bayou Field            Gas      Non-operated

   Package 3 - South Texas
   Field Stratton Field                  Gas      Operated
   Agua Dulce Field                      Gas      Operated
   Moca Field                            Gas      Operated
   McFaddin Field                        Gas      Operated
   Wadsworth Field                       Gas      Operated
   Hostetter Deep                        Gas      Non-operated
   Borosa Field                          Gas      Non-operated
   Hugh Fitzsimons Field                 Gas      Operated

   Package 4 - East Texas
   Field
   Deadwood Field                        Gas      Non-operated
   (SE Panola County)

   Package 9 - East Texas
   Field
   Certain Cotton Valley
   Pinnacle Reef Properties              Gas      Operated and Non-operated




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


                                     PHASE 2

   Package 5 -Egypt
   Field
   Warda                                 Oil      Non-operated

   Package 6 - Australia
   Field
   Jabiru                                Oil      Non-operated
   Challis                               Oil      Non-operated

   Package 7 - Argentina
   Field
   El Santiagueno                        Oil      Operated
   Lindero de Piedra                     Oil      Operated
   Agua Salada                           Oil      Non-operated
   Faro Virgenes                         Gas      Non-operated
   Palmar Largo                          Oil      Non-operated
   CAA-35                                Oil      Non-operated

   Package 8 - Rockies
   Field
   Desert Springs (Wyoming)              Gas      Operated
   Rock Springs Uplift Area (Wyoming)    Gas      Non-operated
   Dripping Rock/Mulligan Draw (WY)      Gas      Non-operated
   Pineview Area (Utah)                  Oil      Operated
   Yellow Creek Shallow (Wyoming)        Gas      Operated
   Williston Basin (N. Dakota, Mont.)    Oil      Non-operated
   Silo Field (Wyoming)                  Oil      Operated


                               CANADIAN PROPERTIES

   Major divestiture packages include properties located in the following areas of Alberta:

                                         Major
   Field                                Product     Comments
   1.  Chinchaga                         Gas      Non-operated
   2.  Harmattan                         Gas      Non-operated
   3.  Majorville                        Gas      Non-operated
   4.  Turner Valley                     Oil      Non-operated
   5.  Ansell                            Gas      Non-operated
   6.  Pembina                           Oil      Operated and Non-operated
   7.  Ferrybank                         Oil      Operated
   8.  North Taber                       Oil      Operated

   Minor packages are also located in Alberta with two smaller areas in northeast British Columbia.

   Field
   1.  Carson Creek                      Gas      Operated
   2.  Sylvan Lake                       Gas      Operated
   3.  Med. R. Unit #4/Raven Ostracod    Gas      Non-operated
   4.  Clear Prairie*                    Gas      Operated
   5.  Pedigree*                         Gas      Operated
   6.  Rainbow                           Gas      Operated
   7.  Spirit River Triassic Unit        Oil      Operated

   *Partially located in British Columbia




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